EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-140991) on Form S-8 of our report dated June 23, 2023, which appears in this annual report on Form 11-K of the Crown Cork & Seal Company, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2022.

/s/ BAKER TILLY US, LLP

Philadelphia, Pennsylvania
June 23, 2023